Exhibit 10.2

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of April 29, 2022 (the “Effective Date”), by and between Qualigen Therapeutics Inc. (the “Purchaser”) and Alpha Capital Anstalt (the “Seller”).

W I T N E S S E T H:

WHEREAS, the Seller owns and desires to sell 2,232,861 Preferred A-1 Shares, nominal value NIS 0.01 each (the “Purchased Shares”), of NanoSynex Ltd., an Israeli company (the “Company”);

WHEREAS, the Purchaser has expressed its desire to purchase from the Seller, and the Seller has agreed to sell and transfer to the Purchaser the Purchased Shares, for a price per Purchased Share of US$1.5672 (the “PPS”), for an aggregate purchase price of US$ 3,500,000 (the “Purchase Price”), which Purchase Price shall be paid in shares of common stock, par value $0.001 per share (the “Common Stock”), of the Purchaser, subject to the terms set forth herein.

WHEREAS, the Purchaser, concurrently with the transaction contemplated herein, is investing additional amounts in the Company in accordance with and pursuant to the terms set forth in that certain Series B Preferred Share Purchase Agreement (the “Main SPA”) of even date herewith (such transaction described therein, the “Series B Financing”);

WHEREAS, the Seller has agreed to, concurrently with the consummation of the Series B Financing, (i) sell the Purchased Shares to Purchaser and (ii) transfer and assign to the Purchaser all of its rights under the Series A Preferred Share Purchase Agreement dated September 20, 2018 (the “Series A SPA”), by and among the Company, the Founders, the Purchaser and the Lenders (as such terms are defined in the Series A SPA); and

WHEREAS, the Series B Financing is inter alia contingent upon the completion of the transactions contemplated herein, and the transactions contemplated herein are inter alia contingent upon the completion of the Series B Financing;

NOW THEREFORE, intending to be legally bound, the parties agree as follows:

ARTICLE I. PURCHASE PRICE.

1.01 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement (including the payment of the Purchase Price), the Seller agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Seller at the Closing (as defined below), the Purchased Shares.

1.02 Tax Withholding. The Purchaser shall be entitled to deduct and withhold from any consideration payable by it to Seller pursuant to this Agreement, such amounts as it is required to deduct and withhold with respect to the making of such payments under the Israeli Income Tax Ordinance (New Version) 1961, unless Seller provides the Purchaser with an applicable withholding certificate issued by the Israeli Tax Authority (the “ITA” and “Tax Withholding Certificate”, respectively) with respect to the Seller, which certificate exempts the Purchaser from such withholding requirement or reduces the withholding tax due in respect of such payment, in which case the taxes shall not be withheld, or shall be deducted and withheld from any consideration payable or otherwise deliverable to Seller pursuant to this Agreement at the reduced rate as indicated in the Tax Certificate, and the balance of the Purchase Price payable to the Seller not so withheld shall be promptly paid to the Seller. For the avoidance of doubt, to the extent that Seller does not obtain prior to Closing a Tax Withholding Certificate that exempts the Purchaser from withholding tax (i.e., either Purchaser needs to withhold the full tax amount or just a reduced tax rate), then Seller shall transfer to Purchaser cash in an amount equivalent to such amounts as Purchaser is required to deduct and withhold with respect to the Purchase Price under the Israeli Income Tax Ordinance (New Version) 1961. To the extent that amounts are so withheld by the Purchaser, the Purchaser shall (i) promptly pay such amounts to the ITA and (ii) promptly provide the Seller with written confirmation as to the amount so withheld. Any withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Seller as part of the Purchase Price due to the Seller from the Purchaser hereunder. To the extent that the Purchase Price is not reduced (or is not sufficiently reduced) by the Purchaser or taxes are not otherwise properly paid by the Seller and as a result thereof the Purchaser is required to pay amounts above and beyond the Purchase Price (the “Excess Amount”) to the ITA or any other governmental or regulatory authority due to the sale and purchase of the Purchased Shares, the Seller shall indemnify the Purchaser for any such Excess Amount.

1.03 Closing. The transactions contemplated in this Agreement shall take place concurrently with and conditioned upon the closing of the Main SPA via the exchange of documents and signatures (the “Closing”).

1.04 Closing Transactions. At the Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

(a) The Purchaser shall deliver:

(i) to the Seller, the Purchase Price (for the avoidance of any doubt, without deduction or withholding of any amounts therefrom), by way of issuance of a number of shares of Common Stock (the “Consideration Shares”), equal to the Purchase Price divided by the Nasdaq Official Closing Price of the Purchaser’s Common Stock as listed on the Nasdaq Capital Market on the last business day prior to the date of the Closing; provided however, that in the instance that the total number of Consideration Shares to be issued to the Seller shall be greater than 9.9% of the total shares of Purchaser’s Common Stock issued and outstanding at the time of payment of the Purchase Price, inclusive of the issuance of the Consideration Shares representing the Purchase Price (the “Maximum Common Stock Issuance”), then the Purchaser shall only issue to the Seller such number of shares of Common Stock that represent the Maximum Common Stock Issuance, and the difference between the total Purchase Price and the aggregate value of the Consideration Shares issued by the Purchaser to Seller shall instead be issued as pre-funded common stock warrants in the form attached hereto as Exhibit A (the “Pre-Funded Warrants”); and

(ii) to the Company, the Share Transfer Deed (as defined below) signed by the Purchaser.

(b) Seller shall deliver the following documents:

(i) to the Purchaser, a duly authorized and executed share transfer deed, in the form attached hereto as Exhibit B, effecting the transfer of the Purchased Shares from the Seller to the Purchaser (the “Share Transfer Deed”);

(ii) to the Purchaser, the original share certificate issued to the Seller representing the Purchased Shares for cancellation by the Company or an affidavit of lost share certificate(s) in a form acceptable to the Company executed by the Seller; and

(iii) to the Purchaser, a duly authorized and executed assignment of rights agreement in the form attached hereto as Exhibit C effecting the assignment of Seller’s rights under the Series A SPA to the Purchaser (the “Assignment of Rights”).

ARTICLE II. REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS OF THE SELLER

The Seller represents and warrants to the Purchaser as of the Effective Date and as of the Closing, acknowledging that the Purchaser is relying on Seller’s representations in entering into the transactions to purchase the Purchased Shares, as follows:

2.01 Existence and Power. The Seller is an entity duly established and validly existing under the laws of its jurisdiction of incorporation or formation and has all corporate or entity powers and authorizations to carry on its business as now being conducted and to execute and deliver this Agreement and any ancillary documents and to consummate the transactions contemplated hereby.

2.02 Authorization. The execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate, entity or partnership action on its part. This Agreement constitutes a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. No consent, approval, order, license, permit, action by, or authorization of or designation, declaration, or filing with any person or governmental authority is required that has not been, or will not have been, obtained by the Purchaser prior to the Closing in connection with the valid execution, delivery and performance of this Agreement and any ancillary documents and the transfer of the payment of the Purchase Price to the Seller.

2.03 Non-contravention. The execution, delivery and performance of this Agreement does not and will not, contradict or violate, result in a breach of, or constitute a default under: (i) any court ruling or decree, any decision of a quasi-judicial body or any administrative order or decision in any country to which the Seller is subject or by which the Shares are bound; (ii) any agreement, instrument, obligation or restriction to which the Seller is a party or by which the Seller or any Purchased Shares are bound; or (iii) any applicable law.

2.04 Transfer Restrictions. The Seller has the full and unrestricted legal right to sell and transfer the Purchased Shares to the Purchaser as provided herein, subject to the restrictions on transfer imposed by the Company’s Corporate Documents (as defined below). The Seller is selling the Purchased Shares for its own account and is not acting as an agent, representative, intermediary, nominee or in a similar capacity for any other person or entity, nominee account or beneficial owner. The Purchased Shares have not been registered under the United States Securities Act of 1933, as amended (the “Act”), or any other securities laws, and after transfer to the Purchaser pursuant hereto, each Purchased Share will be subject to the transfer restrictions contained in the Company’s Corporate Documents. All provisions governing any transfer or assignment restrictions specified in any of the Company’s Corporate Documents have been (or will have been prior to or at the Closing) complied with (or waived in writing by the beneficiaries thereof) in respect of the sale of the Purchased Shares contemplated herein, and, pursuant to the Company’s Corporate Documents (and subject to compliance with their terms) and to applicable law, the Seller is free to sell the Purchased Shares to the Purchaser in the manner contemplated herein. For purposes of this Agreement, the term “Corporate Documents” means the Company’s Amended and Restated Articles of Association (the “Amended Articles”) and the Investors’ Rights Agreement between the Company and certain of its shareholders in each case effect as of the Closing.

2.05 Ownership of the Purchased Shares. The Seller is the legal and beneficial owner of the Purchased Shares, free and clear of any liens, charges, judgments, security interests, encumbrances, debt, limitations or restrictions (including, but not limited to, any restriction on the right to vote, sell or otherwise dispose of the Purchased Shares, any mortgage, pledge, charge, title retention, right to acquire, hypothecation, option, right of first offer, tag along or right of first refusal), rights, claims, options to purchase, proxies, voting trusts and other voting agreements, calls and commitments of any kind, or third party rights of any kind, (collectively, “Liens”), other than as set forth in Company’s Corporate Documents and will transfer and deliver to the Purchaser at the Closing valid title to the Purchased Shares free and clear of any Liens, other than as set forth in Company’s Corporate Documents. Immediately following the Closing, the Purchaser shall be the sole owner of the Purchased Shares free and clear of all Liens, other than any future restrictions on the sale and transfer of the Purchased Shares set forth in the Company’s Corporate Documents (it being clarified that the Company’s Corporate Documents do not restrict the sale and transfer of the Purchased Shares to the Purchaser as contemplated under this Agreement, except such aforementioned restrictions which have been complied with or waived in writing by the beneficiaries thereof).

2.06 Certain Conduct. Except as set forth in this Agreement, the Seller has not (i) sold, assigned, transferred, delivered, or otherwise disposed of the Purchased Shares, (ii) converted, exchanged or redeemed any of the Purchased Shares, (iii) taken any action which would cause the amendment, cancellation or termination of any governing document pertaining to the Company, (iv) created or permitted to exist any Lien on the Purchased Shares, (v) taken any action or failed to take any action the effect of which would be to cause the Purchaser to incur a penalty or other specified consequences under the applicable governing documents of the Company or (vi) agreed to do any of the foregoing.

2.07 No Bankruptcy; No Dissolution. The Seller has never filed any petition under applicable bankruptcy laws, no such petition has ever been filed involuntarily against the Seller, no custodian or receiver has ever been appointed with respect to the Seller’s assets, and the Seller is not insolvent (before or after giving effect to the sale of the Purchased Shares).

2.08 Litigation. There is no action, suit, investigation or proceeding pending against or threatened in writing against the Seller before any court, arbitrator or any governmental authority which, individually or in the aggregate, if determined or resolved adversely in accordance with the plaintiff’s demands, could challenge or seek to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

2.09 No Continuing Rights. The Seller hereby acknowledges that following the Closing, Seller shall have no rights with respect to the Purchased Shares, as a shareholder of the Company or otherwise, including, without limitation with respect to any ownership interest in the Purchased Shares, rights to distributions or the proceeds of any future sale, acquisition, merger, liquidation, dissolution or other similar event regarding the Company (any of the foregoing, a “Liquidation Transaction”). Seller further acknowledges that any such Liquidation Transaction may result in the payment by the Company or a third party of assets, funds or other proceeds to the Company’s shareholders in a manner such that the value attributed to the Purchased Shares in such Liquidation Transaction may be greater than the Purchase Price. Further, the Seller acknowledges that the market value of the Purchased Shares could, in the future and depending on the success of the Company’s business, become worth substantially more than the Purchase Price.

2.10 Sophistication; Non-Reliance on Purchaser; Purchase Price. The Seller is a sophisticated, experienced investor, capable of evaluating the value of the Purchased Shares and the Consideration Shares (and the Pre-Funded Warrants, if any), has made its own due diligence analysis in its decision to sell the Purchased Shares to the Purchaser in exchange for the Consideration Shares (and Pre-Funded Warrants, if applicable), pursuant to this Agreement, can bear the economic risk of an investment in the Consideration Shares (and Pre-Funded Warrants, if applicable), and has not relied in connection with the sale of the Purchased Shares to Purchaser in exchange for the Consideration Shares (and Pre-Funded Warrants, if applicable) upon any representations, warranties or agreements of the Purchaser other than those set forth in this Agreement. The Purchaser has no obligation to provide information to the Seller relating to the value of the Purchased Shares, the Consideration Shares, the Pre-Funded Warrants, if any, or otherwise. The Seller acknowledges that the Purchase Price represents a negotiated price and may not reflect the fair market value of the Purchased Shares. The Seller has had the opportunity to ask the Company questions and receive information and has received all the information it considers necessary or appropriate for deciding whether to sell the Purchased Shares to the Purchaser in exchange for the Consideration Shares (and Pre-Funded Warrants, if applicable) pursuant to this Agreement. The Seller has had the opportunity to ask the Purchaser questions and receive information and has received all the information it considers necessary or appropriate for deciding whether to sell the Purchased Shares to the Purchaser in exchange for the Consideration Shares (and Pre-Funded Warrants, if applicable). The Seller acknowledges that (i) neither the Purchaser, the Company nor their respective Related Parties (as defined below) has made any representation or warranty to the Seller, express or implied, except for any representations or warranties of the Purchaser that are expressly set forth in this Agreement, regarding any aspect of the sale and purchase of the Purchased Shares or the Consideration Shares (and any Pre-Funded Warrants, if applicable), the operation or financial condition of the Company or the Purchaser or the value of the Purchased Shares or the Consideration Shares (or the Pre-Funded Warrants, if applicable), (ii) the Seller is not relying upon the Purchaser, the Company or their respective Related Parties in making its decision to sell the Purchased Shares to the Purchaser in exchange for the Consideration Shares (and Pre-Funded Warrants, if applicable) pursuant to this Agreement and (iii) the Purchaser is relying upon the truth of the representations and warranties in this Article III in connection with the purchase of the Purchased Shares in exchange for the Consideration Shares (and Pre-Funded Warrants, if applicable) hereunder. The Seller further acknowledges that none of the Purchaser, the Company nor their respective Related Parties is acting as a fiduciary or financial or investment advisor to the Seller, and none of such parties has given the Seller any investment advice, opinion or other information on whether the sale of the Purchased Shares in exchange for the Consideration Shares (and Pre-Funded Warrants, if applicable)is prudent. For purposes of this Agreement, “Related Parties” shall mean current and former directors, managers, officers, partners, employees, attorneys, agents, successors, assigns, shareholders, members, partners or other equity owners, representatives, predecessors, parents, affiliates, associates and subsidiaries, and their respective successors and assigns.

2.11 Taxes. The Seller acknowledges that none of the Purchaser, the Company or the Related Parties of Purchaser or the Company has made any representation to, or provided any legal, tax or investment advice to, the Seller with respect to the tax treatment of the transactions contemplated by this Agreement. The Seller acknowledges that the execution of this Agreement and the sale of the Purchased Shares may have immediate tax consequences and that any tax liability triggered as a result of the sale of the Purchased Shares by the Seller shall be borne exclusively by the Seller. Neither Seller nor any of its limited and/or general partners is an Israeli residence for tax purposes.

2.12 Purchased Shares Authorized. To Seller’s knowledge, the Purchased Shares have been duly authorized and are validly issued, fully paid and non-assessable.

2.13 Brokers and Finders. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

2.14 No Broker-Dealer. The Seller has not effected this sale of Purchased Shares through a broker-dealer in any public offering.

2.15 No General Solicitation. At no time has the Purchaser presented the Seller or any Related Parties of the Seller with, or solicited the Seller or any Related Parties of the Seller through, any publicly issued or circulated newspaper, mail, radio, television, internet or other form of general advertisement or solicitation in connection with the sale of the Purchased Shares or the purchase of the Consideration Shares (and any Pre-Funded Warrants, if applicable).

2.16 Accredited Investor. Seller is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Act, as presently in effect.

2.17 Sale Exempt. The Seller has not offered any of the share capital of the Company held by it for sale to, or solicited any offers to buy any of the foregoing, or otherwise approached or negotiated with any other person in respect thereof, in such a manner as to require registration of the Purchased Shares under the Act or the comparable law of any other jurisdiction.

2.18 Purchase Exempt. The Seller is acquiring the Consideration Shares (and any Pre-Funded Warrants, if applicable) from Purchaser solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Seller acknowledges that the Consideration Shares (and any Pre-Funded Warrants, if applicable) to be issued to it have not been registered under the Act or any state securities laws, and that the Consideration Shares may not be transferred or sold except pursuant to the registration provisions of the Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Seller as of the Effective Date and as of the Closing, as follows:

3.01 Existence and Power. The Purchaser is an entity duly established and validly existing under the laws of its jurisdiction of incorporation or formation and has all corporate or entity powers and authorizations to carry on its business as now being conducted and to execute and deliver this Agreement and any ancillary documents and to consummate the transactions contemplated hereby.

3.02 Authorization. The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby are within its powers and have been duly authorized by all necessary corporate, entity or partnership action on its part. This Agreement constitutes a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. No consent, approval, order, license, permit, action by, or authorization of or designation, declaration, or filing with any person or governmental authority is required that has not been, or will not have been, obtained by the Purchaser prior to the Closing in connection with the valid execution, delivery and performance of this Agreement and any ancillary documents and the transfer of the payment of the Purchase Price to the Seller.

3.03 Litigation. There is no action, suit, investigation or proceeding pending against or threatened in writing against the Purchaser before any court, arbitrator or any governmental authority which, individually or in the aggregate, if determined or resolved adversely in accordance with the plaintiff’s demands, could reasonably be expected to challenge or seek to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

3.04 Sophistication; Non-Reliance on Seller. The Purchaser is a sophisticated, experienced investor, capable of evaluating the value of the Purchased Shares, has made its own due diligence analysis in its decision to purchase the Purchased Shares to the Purchaser in exchange for the Consideration Shares (and Pre-Funded Warrants, if applicable) pursuant to this Agreement, can bear the economic risk of an investment in the Purchased Shares, and has not relied in connection with the purchase of the Purchased Shares in exchange for the Consideration Shares (and any Pre-Funded Warrants, if applicable) upon any representations, warranties or agreements of the Seller or the Company other than those set forth in this Agreement. The Seller has no obligation to provide information to the Purchaser relating to the value of the Purchased Shares, or otherwise. The Purchaser acknowledges that the Purchase Price represents a negotiated price and may not reflect the fair market value of the Purchased Shares. Purchaser has had the opportunity to ask the Company questions and receive information and has received all the information it considers necessary or appropriate for deciding whether to purchase the Purchased Shares pursuant to this Agreement in exchange for the Consideration Shares (and Pre-Funded Warrants, if applicable). The Purchaser acknowledges that (i) neither the Seller, the Company nor their respective Related Parties has made any representation or warranty to the Purchaser, express or implied, except for any representations or warranties of the Seller that are expressly set forth in this Agreement, regarding any aspect of the sale and purchase of the Purchased Shares or the Consideration Shares (and any Pre-Funded Warrants, if applicable), the operation or financial condition of the Company or the value of the Purchased Shares, (ii) the Purchaser is not relying upon the Seller, the Company or their respective Related Parties in making its decision to purchase the Purchased Shares in exchange for the Consideration Shares (and any Pre-Funded Warrants, if applicable) pursuant to this Agreement and (iii) the Seller is relying upon the truth of the representations and warranties in this Article III in connection with the sale of the Purchased Shares in exchange for the Consideration Shares (and any Pre-Funded Warrants, if applicable) hereunder. The Purchaser further acknowledges that none of the Seller, the Company nor their respective Related Parties is acting as a fiduciary or financial or investment advisor to the Purchaser, and none of such parties has given the Purchaser any investment advice, opinion or other information on whether the purchase of the Purchased Shares in exchange for the Consideration Shares (and any Pre-Funded Warrants, if applicable) is prudent.

3.05 Purchase Exempt. The Purchaser is acquiring the Purchaser Shares from Seller solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Purchaser acknowledges that the Purchaser Shares to be issued to it have not been registered under the Act or any state securities laws, and that the Purchase Shares may not be transferred or sold except pursuant to the registration provisions of the Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

3.06 Accredited Investor. Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Act, as presently in effect.

3.07 No Public Market. The Purchaser understands that no public market now exists for the Purchased Shares and that the Company has made no assurances that a public market will ever exist for the Purchased Shares.

ARTICLE IV. COVENANTS OF THE PURCHASER AND THE SELLER

4.01 Best Efforts. Subject to the terms and conditions of this Agreement, the Purchaser and the Seller will use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to consummate the transactions contemplated by this Agreement.

4.02 Cooperation. The Seller and the Purchaser shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental authority is required, or any waivers, actions, consents or approvals are required to be obtained from the Company or third parties, in connection with the consummation of the transactions contemplated by this Agreement; and (ii) in taking such actions, making any such filings or furnishing any information required in connection therewith and timely seeking to obtain any such actions, consents, approvals or waivers.

4.03 Resale Registration Statement. As soon as reasonably practicable following the issuance of the Consideration Shares, but in any event within thirty (30) days following the issuance of the Consideration Shares, the Purchaser shall file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 or Form S-3 pursuant to Rule 415 (the “Resale Registration Statement”) under the Act, pursuant to which all of the Consideration Shares and shares issuable upon exercise of the pre-Funded Warrants shall be registered to enable the public resale on a delayed or continuous basis of the Consideration Shares by the Seller. The Purchaser shall use its commercially reasonable efforts to have the Resale Registration Statement declared effective under the Securities Act as soon as reasonably practicable.

4.04 Registration Statement Questionnaire. The Seller shall provide the Purchaser with a completed and executed stockholder questionnaire in the form attached hereto as Exhibit D within ten (10) days of the date of this Agreement (the “Questionnaire”). Notwithstanding anything to the contrary contained in this Agreement, if the Seller has not returned a completed and executed Questionnaire within thirty (30) days following the issuance of the Consideration Shares, the Purchaser shall not be obligated to file the Resale Registration Statement in accordance with Section 5.03 until the date that is ten (10) days after the date the Seller delivers the completed and executed Questionnaire to the Purchaser.

4.05 Waiver and Release. Seller hereby releases, remises and forever discharges the Purchaser, the Company and each of their respective Related Parties (the “Purchaser Released Parties”), from any and all actions, causes of action, claims, demands, rights, suits, accountings, debts, dues, accounts, bonds, covenants, contracts, agreements, duties and obligations of whatsoever kind or nature, whether at law or in equity, or otherwise known or unknown, by reason of any matter or thing whatsoever (collectively, “Claims”) which the Seller has, had or may have against any Purchaser Released Parties in its capacity as a shareholder of the Company with respect to the Purchased Shares, in connection with the sale of the Purchased Shares on or prior to the Closing, or the Seller’s ownership and sale of the Purchased Shares, other than any Claims against the Purchaser or the Company that may result from the transactions contemplated by this Agreement and the promissory notes between Seller and the Company dated as of March 16, 2020, March 24, 2021, September 2, 2021 and October 27, 2021 in the aggregate principal amount of $900,000, which shall remain in full force and effect. The Seller represents and warrants that it has not initiated any Claims against any Purchaser Released Parties relating to the Purchased Shares and that it has not assigned any Claims against any Purchaser Released Parties relating to the Purchased Shares to any other person or entity.

4.06 No Sale Below Purchase Price. The Purchaser shall not sell any shares of its Common Stock (or any security convertible or exchangeable into its Common Stock) at a price below the Purchase Price per share until 30 days after the effective date of the resale registration statement.

ARTICLE V. CONDITIONS TO CLOSING

5.01 Conditions to Obligation of the Purchaser. The obligation of the Purchaser to consummate the Closing with respect to the Seller is subject to the satisfaction, on or prior to the Closing of each the following conditions, any or all of which may be waived by the Purchaser in its sole discretion:

(a) The Seller shall have performed in all respects all of their obligations hereunder required to be performed by them on or prior to the Closing.

(b) The representations and warranties of the Seller contained in this Agreement shall be true and correct in all respects as of the Effective Date and as of the Closing, as if made at and as of such date.

(c) All conditions to the closing of the Series B Financing shall have been satisfied in accordance with the Main SPA and closing of the Series B Financing shall have occurred.

(d) All of the documents to be delivered by the Seller to the Purchaser pursuant to Article 1.04(b) shall have been delivered to the Purchaser on or before the Closing.

(e) The Seller shall have received all of the consents, authorizations and approvals that are required under applicable law or the Company’s Corporate Documents for the consummation of the transactions contemplated by this Agreement.

(f) No action, suit, litigation, arbitration, proceeding or investigation shall been instituted, be pending or be threatened against the Seller with regard to the transactions contemplated by this Agreement.

(g) The Seller shall have provided the Purchaser with a Tax Withholding Certificate with respect to the Seller exempting the Purchaser from withholding tax in respect of the Purchase Price obtained from the ITA, or, to the extent that Seller does not obtain a Tax Withholding Certificate that exempts the Purchaser from withholding tax (i.e. either Purchaser needs to withhold the full tax amount or just a reduced tax rate), then Seller shall transfer to Purchaser cash in an amount equivalent to such amounts as Purchaser is required to deduct and withhold with respect to the Purchase Price under the Israeli Income Tax Ordinance (New Version) 1961.

5.02 Conditions to Obligation of the Seller. The obligation of the Seller to consummate the Closing is subject to the satisfaction, on or prior to the Closing of each of the following conditions, any or all of which may be waived by the Seller in its sole discretion.

(a) The Purchaser shall have performed in all respects all of Purchaser’s agreements, obligations and conditions hereunder required to be performed by the Purchaser at or prior to the Closing, including the payment by the Purchaser of the Purchase Price and the transfer thereof to the Seller.

(b) The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all respects as of the Effective Date and as of the Closing, as if made at and as of such date.

ARTICLE VI. MISCELLANEOUS

6.01 Survival of Warranties. The warranties, representations and covenants of the Seller contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser.

6.02 Notices. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be sent by facsimile, email or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to such party’s address as set forth in each party’s signature page below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision.

6.03 Amendments, Waivers and Remedies. Any provision of this Agreement may be amended, waived, or discharged (either prospectively or retroactively, and either generally or in a particular instance), by a written instrument signed by the Seller and the Purchaser. No failure, delay or omission by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law, or otherwise afforded to any of the parties, shall be cumulative and not alternative.

6.04 Public Announcements. Except as required by law (including SEC rules), no party shall issue any press release, publish any circular or issue or release any other public statement or disclose to any person any information, in each case relating to or connected with or arising out of this Agreement or the matters contained herein, without the prior written approval of the other parties to its contents and the manner of its presentation and publication. Nothing in the foregoing shall prevent the Purchaser from disclosing the terms of this Agreement to (i) its lawyers, accountants and other professional advisors and (ii) its investors and limited partners (provided that they shall be bound by a confidentiality obligation with respect to such information).

6.05 Successors and Assigns. Except as otherwise expressly stated to the contrary herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns under law, heirs, executors, and administrators of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

6.06 Governing Law; Jurisdiction. This Agreement shall be governed by and construed according to the laws of the State of New York, USA, without regard to the conflict of laws provision thereof. Any claim arising under or in connection with this Agreement shall be resolved exclusively in the appropriate courts of the State of New York, USA. Each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts and waives and agrees not to assert any objection to the jurisdiction or convenience thereof.

6.07 Third Party Beneficiaries. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any person other than the parties hereto, their respective Related Parties, and their respective successors and assigns.

6.08 Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

6.09 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

6.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument, and delivery may be by facsimile, e-mail or other means of electronic transmission.

6.11 Heading, Preamble, and Annexes. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The preamble and exhibits to this Agreement are an integral and inseparable part of this Agreement.

6.12 Specific Performance. Each of the parties acknowledges and agrees that irreparable injury to the other parties hereto may occur if any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached and that such injury would not be adequately compensable in damages because of the difficulty of ascertaining the amount of damages that will be suffered if this Agreement was breached. It is accordingly agreed that each of the parties shall be entitled, in addition to any other remedy to which they are entitled at law or in equity, to specific enforcement of, and injunctive relief, without proof of actual damages, to prevent any violation of the terms hereof, and the other parties hereto will not take action, directly or indirectly, in opposition to the party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. Any requirements for the securing or posting of any bond with such remedy are hereby waived.

6.13 Severability. If any provision of this Agreement, or the application of any such provision, becomes or is declared by a court of competent jurisdiction to be illegal, void, or unenforceable, then the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties as expressed in this Agreement. The parties further agree to replace any such illegal, void, or unenforceable provision with a legal, valid, and enforceable substitute provision that will achieve, to the greatest extent possible, the economic, business, and other purposes of the illegal, void, or unenforceable provision.

6.14 Interpretation. The parties acknowledge and agree that this Agreement has been negotiated at arm’s-length and among parties equally sophisticated and knowledgeable in the matters dealt with in this Agreement. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties as set forth in this Agreement.

6.15 Costs of Enforcement. If any party or parties seeks to enforce its rights under this Agreement by legal proceeding against any other party, the non-prevailing party or parties named in such legal proceeding shall pay all costs and expenses incurred by the prevailing party, including without limitation, all reasonable attorneys’ fees.

6.16 Voluntary Execution of the Agreement; Independent Counsel. This Agreement is executed voluntarily, without any duress or undue influence on the part of any party or on behalf of any party. Each party acknowledge that such party has (a) read this Agreement, (b) understands the terms and consequences of this Agreement, and (c) is fully aware of the legal and binding effect of this Agreement. Seller further acknowledges that no legal counsel of the Purchaser has represented or acted as legal counsel to the Seller in the preparation, negotiation, and execution of this Agreement, and that the Seller has been represented by legal counsel of the Seller’s own choice or that the Seller has voluntarily declined to seek such counsel.

[Remainder of Page Intentionally Left Blank]

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have signed this Agreement as of the Effective Date.

SELLER:

Alpha Capital Anstalt

By:	/s/ Nicola Feuerstein
Name:	Nicola Feuerstein
Title:	Director
Address:	Altenbach 8 / 9490 Vaduz, Liechtenstein
Email:

[Secondary SPA (NanoSynex)– Alpha – Qualigen - Signature Page]

IN WITNESS WHEREOF, the parties have signed this Agreement as of the Effective Date.

PURCHASER:

Qualigen Therapeutics Inc.

By:	/s/ Michael Poirier
Name:	Michael Poirier
Title:	Chairman & CEO
Address:	2042 Corte Del Nogal, Carlsbad, CA 92084, USA
Email:

[Secondary SPA (NanoSynex)– Alpha – Qualigen - Signature Page]

EXHIBIT A

FORM OF PRE-FUNDED WARRANT

EXHIBIT B

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

PRE-FUNDED COMMON STOCK PURCHASE WARRANT

Warrant Shares: [_______]	Initial Exercise Date: [_______], 20[__]

THIS PRE-FUNDED COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received,Alpha Capital Anstalt or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date set forth above (the “Initial Exercise Date”) and until this Warrant is exercised in full (the “Termination Date”), but not thereafter, to subscribe for and purchase from Qualigen Therapeutics, Inc., a Delaware corporation (the “Company”), up to ______ shares (as subject to adjustment hereunder, the “Warrant Shares”) of the Company’s Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Share Purchase Agreement (the “Purchase Agreement”), dated April 29, 2022, by and among the Company, the Holder and NanoSynex Ltd.

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. The Company shall have no obligation to inquire with respect to or otherwise confirm the authenticity of the signature(s) contained on any Notice of Exercise nor the authority of the person so executing such Notice of Exercise. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The aggregate exercise price of this Warrant, except for a nominal exercise price of $0.001 per Warrant Share, was pre-funded to the Company on or prior to the Initial Exercise Date and, consequently, no additional consideration (other than the nominal exercise price of $0.001 per Warrant Share) shall be required to be paid by the Holder to any Person to effect any exercise of this Warrant. The Holder shall not be entitled to the return or refund of all, or any portion, of such pre-paid aggregate exercise price under any circumstance or for any reason whatsoever, including in the event this Warrant shall not have been exercised prior to the Termination Date. The remaining unpaid exercise price per share of Common Stock under this Warrant shall be $0.001, subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. This Warrant may also be exercised, in whole or in part, by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. (“Bloomberg”) as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised. The Company agrees not to take any position contrary to this Section 2(c).

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

d) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after the Warrant Share Delivery Date) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise. Notwithstanding the foregoing, with respect to any Notice(s) of Exercise delivered on or prior to 12:00 p.m. (New York City time) on the Initial Exercise Date, which may be delivered at any time after the time of execution of the Purchase Agreement, the Company agrees to deliver the Warrant Shares subject to such notice(s) by 4:00 p.m. (New York City time) on the Initial Exercise Date and the Initial Exercise Date shall be the Warrant Share Delivery Date for purposes hereunder, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by such Warrant Share Delivery Date.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise by delivering notice to the Company at any time prior to the delivery of such Warrant Shares (in which case any liquidated damages payable under Section 2(d)(i) shall no longer be payable).

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date (other than any such failure that is solely due to any action or inaction by the Holder with respect to such exercise), and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re classification.

b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time that this Warrant is outstanding the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to all of the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

c) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to all holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation); provided that the Holder’s right to receive such Distribution shall terminate on, and shall not be held in abeyance for any period subsequent to the Termination Date.

d) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person and the Company is not the surviving entity, (ii) the Company or any Subsidiary, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization (other than a stock split) of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization (other than a stock split), spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock or 50% or more of the voting power of the common equity of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

f) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment; provided, however, that the Company may satisfy the notice requirement in this Section 3(f) by filing such information with the Commission on its EDGAR system pursuant to a Current Report on Form 8-K or Quarterly Report on Form 10-Q or Annual Report on Form 10-K.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form (other than a stock split)) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights (excluding any grant or issuance of rights to all of the Company’s stockholders pursuant to a stockholder rights plan), (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least five (5) calendar days prior to the applicable record or effective date hereinafter specified (unless such information is filed with the Commission on its EDGAR system in which case a notice shall not be required), a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

a) Transferability. This Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

QUALIGEN THERAPEUTICS, INC.

By:
Name:
Title:

NOTICE OF EXERCISE

TO:	QUALIGEN THERAPEUTICS, INC.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[  ] in lawful money of the United States; or

[   ] [if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________________

Name of Authorized Signatory: ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Date: ________________________________________________________________________________________

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

(Please Print)

Address:

Phone Number:
Email Address: (Please Print)
______________________________________
______________________________________
Dated: _______________ __, ______
Holder’s Signature:
Holder’s Address:

FORM OF SHARE TRANSFER DEED

I, a duly authorized representative of Alpha Capital Anstalt (the “Transferor”), do hereby transfer to Qualigen Therapeutics Inc. (the “Transferee”), 2,232,861 Preferred A-1 Shares of NanoSynex Ltd. (the “Company”), each one of NIS 0.01 nominal value, to be held by the Transferee in accordance with all the provisions of the Articles of Association of the Company and subject to any applicable investors’ rights agreement; and I, a duly authorized representative of the Transferee, hereby accept the above-mentioned shares to be held in accordance with all the provisions of the Articles of Association of the Company and any applicable investors’ rights agreement.

This Share Transfer Deed may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one deed. The exchange of a fully executed deed (in counterparts or otherwise) by electronic transmission in PDF format or the like or by facsimile shall be sufficient to bind the parties to the terms and conditions of this deed as an original.

In witness whereof, we affix our signatures hereto this __ day of ________, 2022.

Transferor:

Alpha Capital Anstalt Transferee:

Qualigen Therapeutics Inc.

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT C

ASSIGNMENT OF RIGHTS AGREEMENT

EXHIBIT D

STOCKHOLDER QUESTIONNAIRE